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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

                                 May 28, 1998
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                           Brown-Forman Corporation
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            (Exact name of registrant as specified in its charter)


Delaware                               1-123                     61-0243150
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(State or other                     (Commission               (I.R.S. Employer
jurisdiction                        File Number)             Identification No.)
of incorporation)


 850 Dixie Highway, Louisville, Kentucky                           40210
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code        (502) 582-1601
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Item 5.

     On May 28, 1998, the Board of Directors approved an amendment to Section
2.1 of the Registrant's by-laws, which amendment lifted the mandatory retirement age for non-employee directors to 70. The text of Section 2.1 of the by-laws now reads as follows:

     SECTION 2.1 Number; Qualification. The Board of Directors of the Corporation shall consist of not less than three (3) nor more than seventeen (17) persons, who shall hold office until the Annual Meeting of the Stockholders next ensuing after their election, and until their respective successors are elected and shall qualify. The number of Directors to serve from time to time shall be fixed by the Board of Directors subject to being changed by the stockholders at any Annual Meeting of Stockholders. Directors need not be stockholders. Members of the Board of Directors who are employees of the Corporation shall retire from the Board upon attaining age 65; provided, that Chief Executive Officers of the Corporation who hold such office upon attaining age 65 shall retire from the Board upon attaining age 67 or two years after their retirement as CEO, whichever comes first. Members of the Board who are not employees of the Corporation shall retire from the Board upon attaining age 70.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Brown-Forman Corporation
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                                                        (Registrant)


     June 1, 1998                           /s/ Michael B. Crutcher
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        (Date)                              Michael B. Crutcher, Senior
                                            Vice President, General Counsel
                                            and Secretary